Exhibit 5.9

May 23, 2012

CHS/Community Health Systems, Inc.

4000 Meridian Blvd.

Franklin, Tennessee 37067

Re:	CHS/Community Health Systems, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as local counsel in the State of New Jersey (the “State”) to Salem Hospital Corporation, a New Jersey corporation (“NJ Guarantor”) in connection with NJ Guarantor’s proposed guaranty (the “Guaranty”), along with the other guarantors under the Indenture (as defined below), of debt securities of CHS/Community Health Systems, Inc., a Delaware corporation (the “Company”), which securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (“Notes”). The Notes are to be issued by the Company, and the Guaranty is to be made by NJ Guarantor pursuant to a Registration Statement on Form S-3 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), filed with the Securities and Exchange Commission on or about May 23, 2012. The Notes and the Guaranty will be issued pursuant to an indenture a form of which is filed with the Registration Statement (the “Indenture”). The obligations of the Company under the Notes will be guaranteed by NJ Guarantor, along with the other guarantors, pursuant to guarantee provisions in the Indenture. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

In connection with this opinion, we have examined the form of the Indenture filed with the Registration Statement. We have also reviewed (i) the organizational documents of NJ Guarantor identified on Exhibit A attached hereto (the “NJ Guarantor’s Organizational Documents”) and (ii) such other documents as we deemed necessary in connection with the opinions set forth below (collectively, the “Other Transaction Documents”). We have not reviewed any documents entered into in connection with the transactions contemplated in the Indenture other than the Other Transaction Documents, the Indenture, the Registration Statement and the prospectus contained in the Registration Statement (the “Prospectus”), nor any documents referenced or incorporated by reference into the Other Transaction Documents or the Indenture, and we have assumed that none of the documents not reviewed by us would affect our opinions.

Whenever our opinion in this letter with respect to the existence or absence of facts is stated to be based on our knowledge or awareness, it is intended to signify that during the course of our representation of NJ Guarantor in connection with this transaction, no information has come to the

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CHS/Community Health Systems, Inc.

May 23, 2012

attention of the attorneys within our firm who have devoted substantive attention to this transaction that would give them actual knowledge or awareness of the existence or absence of those facts. However, we have not undertaken any independent investigation to determine the existence or absence of those facts or any other facts and no inference as to our knowledge of the existence or absence of those facts or any other facts shall or may be drawn from our representation of NJ Guarantor. We have made no independent factual investigations and, as to factual matters, we have relied exclusively on the facts stated in the representations and warranties contained in the Indenture, the Registration Statement, the Prospectus and certificates of public officials. Without limiting the generality of the foregoing, we have not made an independent search of the books and records of any party or of any court or other administrative tribunal or similar entity. We have assumed that no laws or regulations of the State apply to NJ Guarantor that do not apply to all corporations in the State. All assumptions made by us in this opinion letter have been made without independent verification.

We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents (which we have assumed are themselves authentic), of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have also assumed that all documents reviewed by us are complete.

We have also assumed that (a) the parties (other than NJ Guarantor) to the Indenture and the other documents we reviewed in connection with this opinion letter (collectively, the “Other Reviewed Documents”) are duly organized, validly existing or subsisting and in good standing in their jurisdiction of formation, and have the necessary power (including, without limitation, corporate power, partnership power and limited liability company power, where applicable) and authority to enter into and perform their obligations under the Indenture and the Other Reviewed Documents to which they are a party; (b) the Indenture has been duly authorized by each party thereto (other than NJ Guarantor); (c) the Indenture, when duly executed and delivered by the parties thereto, shall constitute the legal, valid and binding obligations of each of the parties thereto, enforceable against each such party in accordance with its terms; (d) the Other Reviewed Documents have been duly authorized, executed and delivered by each party thereto; (e) the Other Reviewed Documents constitute the legal, valid and binding obligations of each of the parties thereto, enforceable against each such party in accordance with their respective terms; and (f) the parties received good and valuable consideration for entering into the Indenture and the Other Reviewed Documents. We have further assumed that NJ Guarantor’s Organizational Documents (i) are the only documents governing the internal affairs of NJ Guarantor; (ii) have not been amended, restated, or supplemented (other than as set forth on Exhibit A attached hereto) and (iii) are in full force and effect.

Based upon the foregoing and subject to the qualifications, exceptions, assumptions and limitations set forth herein, we are of the opinion that:

(a) Based solely on the Salem Good Standing Certificate (as defined on Exhibit A attached hereto), NJ Guarantor is a corporation presently in good standing under the laws of the State.

CHS/Community Health Systems, Inc.

May 23, 2012

(b) NJ Guarantor has all requisite corporate power and authority to enter into and perform its obligations under the Indenture.

(c) NJ Guarantor has taken all necessary corporate action to duly authorize the execution, delivery and performance of the Indenture.

The foregoing opinions are subject to the following exceptions, limitations and qualifications:

(i) Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws affecting creditors’ rights and remedies generally; general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); limitations on enforceability of rights to indemnification by securities laws or regulations or by public policy; and the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).

(ii) We express no opinion as to the application or requirements of any securities, patent, trademark, copyright, antitrust and unfair competition, pension or employee benefit, labor, environmental, health and safety or tax laws in respect of the transactions contemplated by or referred to in the Indenture.

(iii) We have made no independent examinations as to matters relating to title to any collateral referred to in the Indenture. We express no opinion as to the creation, perfection or priority of the security interests granted under the Indenture, or as to the adequacy of any description of collateral. We express no opinion as to the enforceability of the Indenture.

We express no opinion as to the law of any jurisdiction other than the law of the State of New Jersey.

This opinion letter may be relied upon by you only in connection with the consummation of the transactions described herein and may not be used or relied upon by you or any other person for any other purpose, without in each instance our prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.9 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act. Kirkland & Ellis LLP, legal counsel to the Company and NJ Guarantor, may rely upon this opinion with respect to matters set forth herein that are governed by New Jersey law for purposes of its opinion being delivered and filed as Exhibit 5.1 to the Registration Statement.

CHS/Community Health Systems, Inc.

May 23, 2012

This opinion letter is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion letter beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

Very truly yours,

/s/ Ballard Spahr LLP

Attachment

CHS/Community Health Systems, Inc.

May 23, 2012

EXHIBIT A

NJ GUARANTOR’S ORGANIZATIONAL DOCUMENTS

1.	Articles of Incorporation of Salem Hospital Corporation filed with the Treasurer of the State of New Jersey on October 30, 2001, as the same was modified as stated in the Salem Good Standing Certificate (as defined below).

2.	By-Laws of Salem Hospital Corporation.

3.	Good Standing Certificate (Long Form) for Salem Hospital Corporation, issued by the Treasurer of the State of New Jersey on May 11, 2012 (the “Salem Good Standing Certificate”).

4.	Resolutions of the Board of Directors of Salem Hospital Corporation dated May 16, 2012.